Exhibit 99.1

KLDiscovery Names Lawrence B. Prior III, Chair of the Board,

Adds Lloyd W. Howell Jr. to the Board of Directors

Eden Prairie, MN. — February 2, 2023 — KLDiscovery Inc. (“KLDiscovery”), a leading global provider of data management, information governance, and eDiscovery, and advisory services solutions, today announced it has elected Lawrence B. Prior III as Chair of the Board of Directors of KLDiscovery and is adding Lloyd W. Howell Jr. to its Board of Directors.

Lawrence B. Prior III has been a member of the Board of Directors of KLDiscovery since March 2020. Since June 2018, Mr. Prior has served as an Operating Executive for The Carlyle Group, focused on the aerospace, defense, and government services sectors. He is based in Washington, DC and serves as the Chairman of the Board of Two Six Technologies and serves on the Board of CNSI. Mr. Prior also serves on the Board of Directors of Shift5, an operational technology data and cybersecurity company, and as an independent Non-executive Director of QinetiQ Group Plc (QQ-L), a leading science and engineering company operating primarily in the defense, security, and critical infrastructure markets. Mr. Prior was President and Chief Executive Officer of CSRA, Inc. from November 2015 to April 2018, which was acquired by General Dynamics. Previously, he was Executive Vice President and General Manager of CSC’s North American Public Sector business, providing next-generation technology solutions and mission services to the U.S. Department of Defense, Intelligence Community, and FedCiv sectors. Before joining CSC, Mr. Prior held executive leadership positions at BAE Systems Inc., ManTech International, SAIC, LightPointe Communications, High Technology Solutions, the County of San Diego, and TRW. Earlier in his career, Mr. Prior worked as a professional staff member on the House Permanent Select Committee on Intelligence and served as an Intelligence Officer in the U.S. Marine Corps. Mr. Prior replaces Donna Morea, who served as Chair of KLDiscovery’s Board since March 2020. Donna Morea will remain on the Board of Directors until June 13, 2023. Additionally, Arjun Shah will replace Mr. Prior as Chair of the Audit Committee of the Board of Directors.

Lloyd W. Howell Jr. served as Chief Financial Officer of Booz Allen Hamilton, a consulting firm, from July 1, 2016 until, having announced his intention to retire in October 1, 2022, he retired on December 31, 2022. Mr. Howell was previously an Associate in Goldman Sachs’ Investment Banking Division from 1993 to 1995 before moving to Booz Allen where he became a member of the Strategy & Organization (S&O) Capability team focused on defense market clients, specifically, Navy/Marine Corps, Army, and the Office of the Secretary of Defense. In 2000, he was elected Vice President and served as S&O’s Capability Leader from 2005 to 2009. He then led the financial services account in the civil market until 2013. Mr. Howell has previously served as a member of Booz Allen’s Leadership Team since 2007. Mr. Howell’s corporate board memberships include Moody’s Corporation (NYSE: "MCO"), GE Healthcare (Nasdaq: “GEHC”) which went public in January 2023 and, previously, Integra LifeSciences (NASDAQ: “IART”). He is also a member of the Washington Economics Club and is a Trustee at the University of Pennsylvania. Mr. Howell holds a Bachelor of Science degree in electrical engineering from the University of Pennsylvania. He received the BEYA Award for Professional Achievement in 2010 and was named Black Engineer of the Year in 2011. Mr. Howell has been appointed to serve on the Compensation Committee of the Board of Directors.

“We would like to thank Donna for her term as Chair of our Board of Directors following our merger with Pivotal Acquisition Corp in December 2019 and leading us through the COVID-19 pandemic. We are delighted with the appointment of Larry as the new Chair of our Board of Directors,” said Christopher Weiler, Chief Executive Officer of KLDiscovery. “Larry has been a valuable member of our Board since March 2020 and has chaired the Audit Committee with skill and insight. Larry has excellent knowledge of the information technology industry with many years of senior management experience.”

Weiler continued, “We are also excited about the appointment of Lloyd to our Board of Directors. With Lloyd’s appointment, we have demonstrated our commitment to the future by strengthening our Board with successful, highly experienced individuals with strong business and financial experience. Our management team will benefit from their expertise.”

Exhibit 99.1

KLDiscovery’s Board members are: Chair of the Board Lawrence B. Prior III, Donna Morea, Christopher Weiler, Ian Fujiyama, Kevin Griffin, Evan Morgan, Richard Williams, Lauren Tanenbaum, Arjun Shah, and Lloyd W. Howell Jr.

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with offices in 25 locations across 16 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the date until which Ms. Morea will remain on the Board, the KLDiscovery’s commitment to the future and expected benefits to our management team are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLDiscovery’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLDiscovery’s solutions; the success of other competing technologies that may become available; KLDiscovery’s ability to identify and integrate acquisitions; the performance and security of KLDiscovery’s services; potential litigation involving KLDiscovery; and general economic and market conditions impacting demand for KLDiscovery’s services, including as a result of the impact of COVID-19. Other factors include risks and uncertainties set forth in the “Risk Factors” in Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022 and any subsequent reports that KLDiscovery filed with the SEC. KLDiscovery does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Krystina Jones
888-811-3789
krystina.jones@kldiscovery.com

Investor Contact:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com